UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (earliest event reported): November 26, 2018

Guaranty Federal Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23325	43-1792717
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2144 E. Republic Road, Suite F200, Springfield, Missouri	65804
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (417) 520-4333

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2018, Guaranty Federal Bancshares, Inc. (the “Company”) notified H. Charles Puls, the Company’s Chief Lending Officer, of the termination of his employment. Pursuant to the provisions of Mr. Puls’s Employment Agreement dated June 26, 2016, his termination will be effective on January 25, 2019, upon expiration of the 60-day notice period applicable to a termination without cause. Following the effective date of his termination, Mr. Puls will be entitled to severance equal to six months of his base salary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARANTY FEDERAL BANCSHARES, INC.

Dated: November 28, 2018	By:	/s/ Shaun A. Burke
Shaun A. Burke, President and CEO